Exhibit 20.3

ARRAN  FUNDING  LIMITED - SERIES 07-A

FORM  OF  MONTHLY  SERVICER'S REPORT

Bloomberg Ticker Number:                 ARRAN2005

Arran Funding Limited - Series:          07-A

ABS - Credit Card - Bank, Closing Date:  February 1, 2007

As at:                                            March 15, 2007

                     RATING (S&P/Moodys/Fitch)     POOLFACTOR                  PAY                COUPON
TRANCHE   CURRENCY     ORIGINAL      CURRENT        ORIGINAL    CURRENT      FREQUENCY        BASIS              CURRENT
------------------------------------------------------------------------------------------------------------------------
Class A2     EUR     BB /Ba1/NR    BB / Ba1 / NR       100%       100%        Monthly   1 Mth EURIBOR + 3.20%   6.81100%
Class A3     GBP     BB /Ba1/NR    BB / Ba1 / NR       100%       100%        Monthly   1 Mth LIBOR   + 3.20%   8.60375%

                Scheduled start of Controlled Accumulation Period:  N/A
                Expected maturity:                                  15 June, 2012
                Legal final maturity:                               15 June, 2014
                Structure:                                          Subordinated to Series 2005-A and Sereis 2005-B
                Tax Election:                                       N/A
                Amort. Type:                                        Amortising
                Transferors:                                        The Royal Bank of Scotland plc / National Westminster Bank plc
                Originators:                                        The Royal Bank of Scotland plc / National Westminster Bank plc
                Servicer:                                           RBS Cards, a division of The Royal Bank of Scotland plc
                Trustee:                                            Bank of New York (The)
                Underwriter:                                        The Royal Bank of Scotland plc

Pool Performance

Month end         Gross     Expense   Gross Charge     Excess        Excess         Transferor Interest
                Yield (%)  Rate (%)   Off Rate (%)    Spread (%)   Spread (%)           %           Min %
                                                                  Roll 1/4 Ave
28 Feb 2007      18.30%      8.86%        6.60%         2.84%        2.84%            37.02%         6%

Delinquencies (Principal receivables which are 30 days or more past due)

                                           (% Pool)
                ----------------------------------------------------------------
Month end       30-59 days   60-89 days   90-179 days    180+ days      Total
---------       ----------   ----------   -----------    ---------      -----

28 Feb 2007       1.23%        0.96%          2.48%         3.79%       8.46%
31 Jan 2007       1.20%        0.96%          2.42%         3.67%       8.25%
31 Dec 2006       1.20%        0.97%          2.36%         3.57%       8.09%
30 Nov 2006       1.24%        0.96%          2.40%         3.56%       8.16%
31 Oct 2006       1.24%        0.95%          2.39%         3.48%       8.05%
30 Sep 2006       1.26%        1.01%          2.43%         3.63%       8.34%

Payment Rate

                    Payments                                      Pool balance
               ---------------------------                        ------------
Month End      Total ((pound)000)  Rate (%)                        (pound)000

28 Feb 2007        1,023,326        21.05%                          4,775,517
31 Jan 2007        1,270,169        25.27%                          4,861,604
31 Dec 2006        1,103,209        22.21%                          5,026,446
30 Nov 2006        1,200,831        23.71%                          4,967,182
31 Oct 2006        1,138,033        23.88%                          5,063,743
30 Sep 2006        1,033,824        21.48%                          4,764,939

Average Actual Balance:                                 (pound) 986

Number of Accounts:                                       4,843,029

Spread Account

                                                                              ------------------------
                                                                                    (pound)        %
                                                                              ------------------------
Required Spread Account Amount / Spread Account Percentage                          28,952,520    50%
                                                                              ------------------------
Balance brought forward at last distribution date (Closing)                         14,477,000    25%
Amounts drawn from Spread Account treated as Available Funds
Transferred to/(from) Spread account this distribution date (Note 3)                14,475,520    25%
                                                                              ------------------------
Balance carried forward                                                             28,952,520    50%
                                                                              ------------------------
Shortfall carried forward                                                                   --
                                                                              ------------------------

Notes

(1) The Expense Rate calculation for Series 2007-A for the distribution date of March 15th 2007 has been calculated on the basis that the Class A monthly required expense amount for that period only is 28 days (rather than 42) (see Page 24 of the supplementary prospectus).

(2) Quarterly excess spread percentage for the March distribution date is calculated using the excess spread percentage for the month of February. The quarterly excess spread percentage for the April distribution date will be calculated by averaging the excess spread percentages for the months of February and March

(3) This amount includes (pound)90,000 of interest earned on the spread account

IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's Report as of the 15th day of March, 2007.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Patrick Neville
Title: Director, Finance, Cards Business